Exhibit 1













==============================================================================





                            SHAREHOLDER AGREEMENT



                                By and Between



                             ASARCO INCORPORATED


                                     and


                       COEUR D'ALENE MINES CORPORATION




                        Dated as of September 9, 1999




================================================================================

                              TABLE OF CONTENTS


                                                                            Page



ARTICLE I

      DEFINITIONS..............................................................2


      Section 1.1  Definitions.................................................2

ARTICLE II

      NOMINATION AND ELECTION OF DIRECTORS.....................................4

      Section 2.1  Nomination of Directors by Asarco...........................4
      Section 2.2  Solicitation of Proxies by the Corporation..................4
      Section 2.3  Agreement to Vote for Slate of Directors....................4

ARTICLE III

      STANDSTILL...............................................................5

      Section 3.1  Standstill..................................................5

ARTICLE IV

      REGISTRATION RIGHTS......................................................5

    Section 4.1  No Registration...............................................5
    Section 4.2  Demand Registration...........................................5
    Section 4.3  Piggyback Registration........................................5
    Section 4.4  Costs and Expenses............................................6
    Section 4.5  Prospectuses, Qualification and Indemnity.....................6
    Section 4.6  Asarco's Information and Indemnification......................7

ARTICLE V

      CERTAIN CORPORATE ACTIONS................................................7

      Section 5.1  Certain Corporate Actions...................................7

ARTICLE VI

      MISCELLANEOUS............................................................8

      Section 6.1  Expenses....................................................8
      Section 6.2  Governing Law...............................................8
      Section 6.3  Jurisdiction................................................8
      Section 6.4  Injunctive Relief...........................................8
      Section 6.5  Captions....................................................8
      Section 6.6  Publicity...................................................8
      Section 6.7  Notices.....................................................8
      Section 6.8  Parties in Interest.........................................9
      Section 6.9  Counterparts................................................9
      Section 6.10  Entire Agreement...........................................9
      Section 6.11  Amendments.................................................9
      Section 6.12  Severability...............................................9
      Section 6.13  Third Party Beneficiaries..................................9

                            SHAREHOLDER AGREEMENT


            SHAREHOLDER AGREEMENT (this "Agreement") dated September 9, 1999 by and between ASARCO INCORPORATED, a New Jersey corporation ("Asarco"), and COEUR D'ALENE MINES CORPORATION, an Idaho Corporation ("Coeur").

                            W I T N E S S E T H :


            WHEREAS, Asarco and Coeur have completed the transactions contemplated by a Transaction Agreement dated as of May 13, 1999 amended and restated as of June 22, 1999 (the "Transaction Agreement") providing for the exchange of certain assets of Asarco for 7,125,000 shares of newly issued common stock, par value $1.00 per share (the "Common Stock"), of Coeur pursuant to the terms and conditions of the Transaction Agreement;

            WHEREAS, the Parties hereto believe that it is desirable for Asarco and Coeur to make certain agreements with respect to the shares of Common Stock to be owned by Asarco.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

            Section 1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Action of Asarco" shall mean any voluntary sale, transfer or other disposition of beneficial ownership of Common Stock by Asarco and its Affiliates, either directly or indirectly, to any Person other than Asarco or its Affiliates; provided, however, the term "Action of Asarco" shall not include any sale, transfer or other disposition of beneficial ownership pursuant to any order, decree or directive of any court or other governmental body or by any public authority or otherwise by operation of law.

            "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

            "Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Asarco" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

            "Closing Date" shall have the meaning assigned to such term in the Transaction Agreement.

            "Common Stock" shall have the meaning assigned to such term in the first recital of this Agreement.

            "Coeur" shall have the meaning assigned to such term in the preamble to this Agreement.

             "Liens" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

            "1933 Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "Parties"   shall  mean  Asarco  and  Coeur  and  their   respective
successors and permitted assigns.

            "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

            "Registrable Stock" shall mean: (i) any of the Common Stock owned by Asarco or its Affiliates; and (ii) any securities issued or issuable with respect to such Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise. As to any particular Registrable Stock, such securities will cease to be Registrable Stock when they have been distributed to the public pursuant to an offering registered under the 1933 Act. The foregoing notwithstanding, a security will not cease to be Registrable Stock until all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed.

            "Registration Statement" means any registration statement under the 1933 Act of Coeur that covers any of the Registrable Stock pursuant to the provisions of this Agreement, including the related prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "SEC"  shall  mean  the  United  States   Securities   and  Exchange
Commission.

            "Subsidiary" shall mean any other Person in which a Person owns, directly or indirectly, 50% or more of the outstanding shares of capital stock or other equity interests.

            "Transaction Agreement" shall have the meaning assigned to such term in the first recital of this Agreement.


                                  ARTICLE II

                     NOMINATION AND ELECTION OF DIRECTORS

            Section 2.1 Nomination of Directors by Asarco. Asarco shall have the right to nominate, by written notice to Coeur, two directors for election to Coeur's board of directors. In the event that Asarco and its Affiliates shall hold less than 10% of the total outstanding Common Stock due to an Action of Asarco, Asarco shall have the right to nominate, by written notice to Coeur, one director for election to Coeur's board of directors. In each case, written notice of nomination shall be provided by Asarco to Coeur 20 Business Days following receipt by Asarco of a written request for nomination from Coeur which request shall be made not later than 30 Business Days prior to the record date for determining shareholders entitled to vote at any annual or special meeting at which directors will be elected. Asarco and Coeur agree that Asarco's initial nominees shall be appointed to Coeur's board of directors on the Closing Date, which is the date on which this Agreement is executed, and that such nominees will be the persons specified in a written notice from Asarco to Coeur delivered on the date the Transaction Agreement was executed. Asarco's rights under this
Section 2.1 and Coeur's obligations under Section 2.2 shall continue for so long as Asarco and its Affiliates own at least 1% of outstanding Common Stock.

            Section 2.2 Solicitation of Proxies by Coeur. Coeur shall take all reasonable and lawful action to solicit proxies from its shareholders pursuant to proxy materials for the election of directors of Coeur, including the directors or director nominated by Asarco, and which recommend that Coeur's shareholders vote in favor of such slate of directors, including the directors or director nominated by Asarco.

            Section 2.3 Agreement to Vote for Slate of Directors. Provided that Coeur shall have complied with Sections 2.1 and 2.2 hereof, Asarco shall vote, and shall cause each of its Affiliates to vote, all of their respective shares of Common Stock for the election of the slate of directors recommended by the board of directors of Coeur at any annual or special meeting called for such purpose.


                                 ARTICLE III

                                  STANDSTILL

            Section 3.1 Standstill. Asarco agrees that, for a period of five years from the Closing Date, unless Asarco first obtains the written consent of Coeur's board of directors, it shall not, directly or indirectly, acquire Common Stock or other voting equity securities of Coeur, or any right or option to acquire Common Stock or other voting equity securities of Coeur if, after such acquisition, Asarco and its Affiliates, directly or indirectly, would beneficially own more than 25% of the total combined voting power of all voting equity securities of Coeur.

                                  ARTICLE IV

                             REGISTRATION RIGHTS

            Section 4.1 Demand Registration. At any time and from time to time after the Closing Date, upon the request of Asarco for a registration of at least 1,000,000 shares of Registrable Stock, Coeur will use all reasonable efforts to file the necessary Registration Statement under the 1933 Act and cause it to become effective within 90 days from the date of Asarco's request. Such registration Statement shall cover the Common Stock which Coeur has been so requested to register for disposition in accordance with the intended method or methods of disposition stated in such request.

            Section 4.2 Piggyback Registration. Whenever Coeur proposes to register any of its equity securities under the 1933 Act (other than for an acquisition of the type described in Rule 145 under the 1933 Act or for an employee benefit plan on Form S-8), whether or not for sale for its own account, Coeur will each time give prompt written confidential notice of such proposed filing to Asarco at least 20 Business Days before the anticipated filing date. Such notice shall offer Asarco and its Affiliates the opportunity to register such amount of Registrable Stock as they shall request (a "Piggyback Registration"). Coeur shall include in each such Piggyback Registration all Registrable Stock with respect to which Coeur has received a written request for inclusion therein within 15 Business Days after such notice has been given by Coeur to Asarco. If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Stock shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Asarco and its Affiliates shall be permitted to withdraw all or part of the Registrable Stock from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration.

            Section 4.3 Costs and Expenses. All costs, expenses and fees, other than the fees of Asarco's counsel, with respect to a Registration Statement filed by Coeur pursuant to Section 4.1 hereof shall be borne by Coeur. The costs, expenses and fees, other than the fees of Asarco's counsel, with respect to any Registration Statement filed by Coeur pursuant to Section 4.2 hereof shall be borne by Coeur and by the holders of securities requesting registration of their securities pro rata in proportion to the offering price of the securities being sold by each, but allocable expenses shall not include the fees and disbursements of any independent counsel retained by such holders in connection therewith. The out-of-pocket expenses borne by such holders shall be allocated among them in proportion to the offering price of the securities respectively requested by them to be registered under the 1933 Act, except that such expenses incurred at the request of particular holders, the benefits of which are not shared directly by all such holders, shall be borne by such particular holders. Asarco shall bear its own underwriting discounts and commissions.

            Section 4.4 Prospectuses, Qualification and Indemnity. In the event of the registration of any Common Stock which Asarco or its Affiliates propose to sell or otherwise dispose of, Coeur will:

            (a) Furnish to Asarco or its Affiliates such number of copies of a prospectus in conformity with the requirements of the 1933 Act and such other documents as Asarco or its Affiliates shall reasonably request;

            (b) Use its best efforts to register or qualify, if required, such Common Stock under such other securities acts or blue sky laws of such jurisdiction as Asarco or its Affiliates shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable Asarco or its Affiliates to consummate such proposed sale or other disposition of such Common Stock in any jurisdiction;

            (c) Keep effective all such registrations and qualifications and do any and all such other acts and things for such period as may be necessary to permit the public sale or other disposition of such Common Stock by Asarco or its Affiliates; and

            (d) Indemnify Asarco, its Affiliates, and their respective directors and officers against, and to the extent indemnification is unavailable or insufficient, contribute to the payment of, any liability or expense which any of them may incur incident to such registration, qualification and public sale or other disposition of the Common Stock by reason of any untrue statement of a material fact in any prospectus, Registration Statement, offering circular or in any related documents or the like, or any omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, or any manipulative or deceptive device or contrivance or fraudulent scheme or practice by Coeur, provided that Coeur shall not be liable to Asarco, its Affiliates or their respective directors and officers in respect of any liability arising out of an untrue statement or omission made in reliance upon or in conformity with written information furnished to Coeur by Asarco or its Affiliates or by an underwriter specifically for use in connection with any such registration or qualification.

            Section 4.5 Asarco's Information and Indemnification. At the request of Coeur, Asarco will furnish to Coeur such information regarding itself and its holdings of Common Stock as Coeur shall specify in such request and as shall be required in connection with any action taken pursuant to this Article IV and Asarco shall indemnify Coeur in respect of any liability arising out of any untrue statement or omission made in reliance upon or in conformity with such information.

                                  ARTICLE V

                          CERTAIN CORPORATE ACTIONS

            Section 5.1 Certain Corporate Actions. Until Asarco and its Affiliates hold less than 10% of the total outstanding Common Stock as a result of an Action of Asarco, the following actions shall not be taken by Coeur without the prior written consent of Asarco:

            (i) approval of capital expenditure budgets and any single project requiring a capital expenditure in excess of $100,000,000;

            (ii) approval of any financial institution, terms and conditions and amounts with respect to any standard lines of credit or borrowings to be utilized or secured by Coeur exceeding $100,000,000;

            (iii) the creation of any Lien in excess of $100,000,000 on the assets of Coeur or any of its Subsidiaries;

            (iv) the discharge of auditors when a material dispute exists in connection with the auditing of Coeur's books, records or financial statements;

            (v) the liquidation, dissolution or general winding-up of Coeur or any material Subsidiary or the filing on behalf of Coeur or any material Subsidiary of any voluntary petition seeking relief under the bankruptcy laws of the relevant jurisdiction;

            (vi) any material change in the nature of Coeur's business from its current business of precious metals mining and other businesses directly related thereto;

            (vii) the issuance by Coeur of any Common Stock or other class of its capital stock for consideration other than cash for a value in excess of $100,000,000;

            (viii) any material amendment of the By-Laws or Articles of Incorporation of Coeur which would conflict with, or in any way be inconsistent with, the terms of this Agreement; and

            (ix) any increase in the number of directors of Coeur above eleven.

            Notwithstanding the foregoing, no consent of Asarco shall be required for a currently-contemplated debt restructuring plan of Coeur provided it consists of changes in the terms of Coeur's outstanding convertible subordinated debentures due 2002, 2004, and 2005 including extensions of maturity dates, repurchases, increases in interest rates (but not to a level higher than current market rates for comparably-rated debt) and reductions in conversion prices (but not to a level lower than 10% above the then-current market price of the Coeur Common Stock), or an exchange of equity securities for debt provided that the implied value of any Common Stock involved in such an exchange shall not be less than the then-current market price of the Common Stock.

            Section 5.2 Deemed Consent. Asarco shall be deemed to have consented to an action specified in Section 5.1 if (i) such action shall have been included as a specific agenda item for a meeting of Coeur's Board of Directors,
(ii) such written agenda together with all relevant information relating to the proposed action shall have been delivered to Directors at least three Business Days prior to such meeting and (iii) at such meeting of Coeur's Board of Directors, both of the Directors nominated by Asarco pursuant to Section 2.1 vote in favor of such action.


                                  ARTICLE VI

                                MISCELLANEOUS

            Section 6.1 Expenses. Except as otherwise provided in Article IV and in Section 6.3 each of the Parties hereto shall pay all of its own expenses relating to its performance under, and the transactions contemplated by, this Agreement, including, without limitation, the fees and expenses of its respective legal, financial, accounting and other advisers.

            Section 6.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

            Section 6.3 Jurisdiction. Any judicial proceeding brought against either Party to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Parties to this Agreement accepts the non-exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing Party in any such litigation shall be entitled to receive from the losing Party all costs and expenses, including reasonable counsel fees, incurred by the prevailing Party.

            Section 6.4 Injunctive Relief. It is acknowledged that it may be impossible to measure in money the damages that would be suffered if either Party hereto fails to comply with any of the obligations herein imposed on it and that, in the event of any such failure, an aggrieved Party hereto may be deemed to have been irreparably damaged and may not have an adequate remedy at law. Any such Party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations.

            Section 6.5 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 6.6 Publicity. Asarco and Coeur agree that each Party shall, subject to its respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with the other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

            Section 6.7 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows: if to Asarco, to 180 Maiden Lane, New York, New York 10038, Attention: General Counsel; and if to Coeur, to 505 Front Avenue, P.O. Box I, Coeur d'Alene, Idaho 83816-0316, Attention: Dennis E. Wheeler or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

            Section 6.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law or with the written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their Affiliates and their respective successors and permitted assigns.

            Section  6.9  Counterparts.   This  Agreement  may  be  executed  in
counterparts, which taken together shall constitute one instrument.

            Section 6.10 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the Parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

            Section 6.11 Amendments. This Agreement may not be changed orally, but this Agreement may be terminated and any provision of this Agreement can be waived, amended, supplemented or modified only by an agreement in writing signed by Asarco and Coeur.

            Section 6.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

            Section 6.13 Third Party Beneficiaries. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.

            IN WITNESS WHEREOF, each of Asarco and Coeur has caused this Agreement to be executed by its officer thereunto duly authorized as of the day and year first above written.



                                       ASARCO INCORPORATED



                                       By:  /s/ Francis R. McAllister
                                          ---------------------------------
                                          Name:   Francis R. McAllister
                                          Title:  Chairman and Chief
                                                    Executive Officer


                                       COEUR D'ALENE MINES CORPORATION



                                       By:  /s/ Dennis E. Wheeler
                                          ---------------------------------
                                          Name:   Dennis E. Wheeler
                                          Title:  Chairman and Chief
                                                    Executive Officer